Exhibit 10.13     First Montauk Securities Corp - original term sheet

November 21, 2002

Emergency Filtration Products, Inc.

175 Cassia Way

Ste A115
Henderson, NV 89014
ATTN:    Doug Beplate, President


                  Re:  Fee Agreement
                       -------------

Dear Mr. Beplate:

This letter sets forth the Agreement by and among Emergency Filtration Products, Inc. its subsidiaries and its affiliates, (the "Company") and First Montauk Securities Corp. and its subsidiaries and its affiliates ("Montauk") with respect to the engagement of Montauk to introduce to the Company potential funding Source(s).

In connection with its engagement hereunder, this Letter Agreement confirms the Company's understanding of Montauk's intention to attempt to utilize its best efforts to affect the following:

1.   Introduce to the Company possible funding Source(s).
2. Provide such other investment banking and advisory services to the Company as requested.
3.   Introduce   to  the  Company   possible   merger  &   acquisition
     candidates.
4.   Evaluate the Company's possible merger & acquisition candidates.

Notwithstanding the foregoing, the intent herein described shall not obligate Montauk to effect any public or private financing for the Company. Any such obligation shall be conditioned in its entirety upon the execution and delivery by Montauk of an Agency or Underwriting Agreement satisfactory to Montauk and the Company.

It is understood and acknowledged by the parties that the value of Montauk's advice is not measurable in a quantitative manner, and Montauk shall be obliged to render advice, upon request of the Company, in good faith, as shall be determined by Montauk, but shall not be obligated to spend any specific amount of time in doing so.

1.   Compensation:
     ------------

a) The Company agrees to pay to Montauk at each full or incremental closing of any financing undertaken by the Company from a Source (s) (defined hereunder) introduced by Montauk (the "Transaction"), (i) a cash Transaction Fee of 8% of the amount financed from Montauk's Source(s) (ii) placement agent warrants, at an exercise price no more favorable as given to the investors in such transaction, or common stock equal to 10% of the ownership given to any equity raised and (iii) a 2% non-accountable expense allowance. All funds shall be deposited in an escrow account to be designated by Montauk and released to the Company at the same time as payment of the above stated fees and expenses are made to Montauk. Montauk retains the right to sub-engage other placement agents and to pay, from Montauk's compensation, other sub-engaged placement agents' compensation and any finder's fees. Montauk will notify the Company prior to sub-engaging other placement agents. The Company will also pay at the closing of the Transaction, Montauk's legal expense.


2.   Access to Premises:
     ------------------

In connection with the performance of services hereunder, the Company shall make its facilities, management and employees available to Montauk and its representatives, during normal working hours, and shall be responsive to any and all reasonable requests for information made by Montauk, with reasonable notice and with confidentiality. In performing its services hereunder, Montauk shall be entitled to rely upon and assume, without independent verification, the accuracy and completeness of all information that is available from public sources and of all information that has been furnished to it by the Company and shall have no obligation to verify the accuracy or completeness of any such information or to conduct any appraisal of any assets.

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3.   Future Financing:
     ----------------

a) If the Company were to receive any additional capital within thirty-six months from the closing of any financing from a Source(s) introduced by Montauk and/or from any Source(s) introduced to the Company by Montauk, the Company will pay to Montauk a cash fee of 10% of the amount raised at the closing of any such financing. The Company will not circumvent Montauk and will not attempt to contact, solicit, deal directly with such Source(s) or profit from the introductions of Source(s) without prior written consent of an officer of Montauk. As used in this Letter Agreement, the term "Source(s)" shall be broadly interpreted to include, without limitation, any corporation, company, institution, partnership, individual and all of the Sources' affiliates that are directly or indirectly introduced to the Company by Montauk.
b) If Montauk `s introduction s result in the closing of a financing of a minimum of $200,000.00 for the Company (the "Watermark Transaction") Montauk will automatically become the Company's exclusive investment banker/placement agent, which grants Montauk the exclusive right to seek financing for the Company for a period of six (6) months from the Closing of the Watermark Transaction. Upon successful completion of the Watermark Transaction, Montauk and the Company will amend this Letter Agreement incorporating any new arrangements.

4.   Expenses:
     --------

The Company hereby agrees to pay all actual documented costs and expenses incurred by Montauk in connection with its obligations and duties hereunder, including but not limited to travel, mailing and expenses of Montauk's counsel. These expenses shall be agreed to in writing.

5.   Indemnification:
     ---------------

The Company agrees to indemnify Montauk and certain other entities and persons as set forth in Schedule 1.

6.   Disclosure:
     ----------

          (a) The Company recognizes and confirms that Montauk, in acting pursuant to this engagement, will be using information in reports and other information provided by others, including, without limitation, information provided by or on behalf of the Company, and that Montauk does not assume responsibility for and may rely, without independent verification, on the accuracy and the completeness of any such reports and information. The Company hereby warrants that all of its public filings, including but not limited to, reports filed under the Securities Exchange Act of 1934 as amended, and any other information relating to the Company which has been publicly disseminated or delivered to Montauk, will not contain any untrue statement of a material fact or omit to state any material fact or omit to state any material fact necessary to make the statements contained herein, in the light of the circumstances under which they were made, not misleading. The Company agrees to provide Montauk with (i) prompt notice of any material development affecting the Company; (ii) such other information concerning the business and financial condition of the Company as Montauk may from time to time reasonably request.

          (b) The Company agrees that any information or advice rendered by Montauk or its representatives in connection with this engagement is for the confidential use of the Company only and, except as otherwise required by law, the Company has not and will not permit any third party to disclose or otherwise refer to such advice or information in any manner without Montauk's prior written consent, unless such information becomes part of the public domain through no fault of the Company.

          (c) Montauk agrees that any information, plans or data regarding the Company and its activities is for the confidential use of Montauk only and, except as otherwise required by law or otherwise in the public domain, Montauk will not permit any third party to disclose or otherwise permit any third party to disclose or otherwise refer to, use or act upon such information, plans or data without the Company's prior written consent.

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7.   Miscellaneous:
     -------------

(a) The Company has not taken, and will not take, any action, directly or indirectly, that would prevent the Company from utilizing any form of Registration Statement under the Securities Act of 1933 as amended or that would limit the availability of any federal or state exemption from the Registration.

(b) Montauk may, at its own expense, place announcements or advertisements in financial newspapers and journals describing its services hereunder, provided that the same shall comply with securities laws and shall be approved by the Company prior to dissemination.

8. Governing Law:
   -------------

This Agreement (a) shall be governed by and construed in accordance with the laws of the State of New Jersey and the parties agree that any dispute, claim or controversy relating to or arising out of this Agreement or the performance of its terms shall be resolved by arbitration before the American Arbitration Association and shall be conducted in the County of Monmouth State of New Jersey, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof, (b) incorporates the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous agreements should they exist hereto, (c) may not be amended or modified except in writing executed by the Company and Montauk and
(d) shall be binding upon and inure to the benefit of the Company, Montauk, and other indemnified Parties and their respective successors and assigns.

If you are in agreement with the foregoing, please execute the enclosed counterpart of this letter in the space below provided for that purpose and deliver it to the undersigned, whereupon the terms hereof shall become a binding agreement between us.

The investment banking staff of Montauk and its affiliates look forward to working with you.

Very truly yours,

  \s\ Herb Kurinsky
------------------------------
First Montauk Securities Corp.
Herb Kurinsky
President / CEO

AGREED TO AND ACCEPTED
THIS     DAY OF         , 2002
     ---        -------

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Emergency Filtration Products, Inc.
By: Doug Beplate
President